UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2010

MedClean Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

3 Trowbridge Drive
Bethel, Connecticut 06801
(Address of principal executive offices, including zip code)

(203) 798-1080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 17, 2010, we entered into a Private Equity Credit Agreement (the “Equity Credit Agreement”) with Southridge Partners II, LP (the “Investor”), a limited partnership organized and existing under the laws of the State of Delaware.

Pursuant to this Equity Credit Agreement, the Investor shall commit to purchase upon to Fifteen Million Dollars ($15,000,000) of our common stock over the course of thirty six (36) months commencing the effective date of the initial Registration Statement (as defined below) covering the Registrable Securities (as defined below) pursuant to the Equity Credit Agreement. The put option price is ninety-five percent (95%) of the average of two lowest closing bid price (the “Bid Price”) of any two applicable trading days, consecutive or inconsecutive, during the five (5) trading day period (the “Valuation Period”) commencing the date a put notice (the “Put Notice”) is delivered to the Investor (the “Put Date”) in a manner provided by the Equity Credit Agreement.

In addition, pursuant to the Equity Credit Agreement, in each Put Notice, we are required to specify a minimum stock price which in no event shall be less than sixty percent (60%) of the average of the Bid Price during the three (3) trading day period commencing the Put Date (the “Floor Price”). In the event the Bid Price decreases below the Floor Price during the Valuation Period, the Company shall have the right to cancel such Put Notice.

The “Registrable Securities” include the Put Shares, any Blackout Shares (as defined in the Equity Credit Agreement) and any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

We are obligated to file a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities no later than thirty (30) days after the execution of the Equity Credit Agreement. The amount of the Registrable Securities required to be included in the initial Registration Statement shall be no less than 100% of the maximum amount of common stock permitted by the SEC to be included in a Registration Statement pursuant to Rule 415 (the “Rule 415 Amount”) promulgated under the Securities Act of 1933, as amended (the “Act”), and shall file additional Registration Statement(s) to register additional Rule 415 Amounts until all the Registrable Securities are registered.

In connection with the Equity Credit Agreement, the Company paid the Investor a due diligence fee of $5,000 and three million (3,000,000) shares of restricted common stock.

Copies of the Equity Credit Agreement, and the Registration Rights Agreement are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference. All references to the Equity Credit Agreement, and the Registration Rights Agreement to this Current Report are qualified, in their entirety, by the full text of such exhibits.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

In addition, the Company is relying on an exemption from the registration requirements of the Act for the private placement of our securities under the Equity Credit Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer and the Investor has access to information about us and its investment.

 Item 9.01 Financial Statement and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Private Equity Credit Agreement by and between MedClean Technologies, Inc. and Southridge Partners II, LP effective May 17, 2010.

10.2	Registration Rights Agreement by and between MedClean Technologies, Inc. and Southridge Partners II, LP effective May 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedClean Technologies, Inc.

Date: May 20, 2010	By:	/s/ David Laky
	Name:	David Laky
	Title:	Chief Executive Officer and President